EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Force Energy Corp.

1400 16th Street, Suite 400

Denver, Colorado 80202

I consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Employee and Consultant Stock Compensation Plan of Force Energy Corp. (the “Company”), of my report dated February 20, 2012 with respect to the audited financial statements as set forth in the Company’s Annual Report on Form 10-K, filed on February 24, 2012.

/s/ John Kinross-Kennedy

John Kinross-Kennedy

Certified Public Accountant

Irvine, California

August 14, 2012